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                                                                     EXHIBIT 5.1

[Letterhead of  Smith, Gambrell & Russell, LLP]






August 9, 2000



Board of Directors
o2wireless Solutions, Inc.
440 Interstate Parkway North
Atlanta, Georgia  30339

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

         This firm has acted as counsel to o2wireless Solutions, Inc., a Georgia corporation (the "Company"), in connection with its registration, pursuant to the Company's registration statement on Form S-1, File No. 333-36678 (as amended, the "Registration Statement"), of up to 7,015,000 shares of the Company's common stock, $0.0001 par value per share (the "Shares"), of which 5,798,623 shares are to be issued and sold by the Company, 301,377 shares are to be offered for sale by the holders thereof disclosed in the "Principal and Selling Shareholders" section of the Registration Statement (the "Selling Shareholders") and up to 915,000 shares may be offered and sold by certain of the Selling Shareholders upon exercise of an underwriters' over-allotment option described in the Registration Statement (collectively, the "Offering"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.       A copy of the Registration Statement.

         2. The Amended and Restated Articles of Incorporation of the Company, as currently in effect, and the Second Amended and Restated Articles of Incorporation of the Company to be effective prior to, and as a condition of, the closing of the Offering.

         3. The Bylaws of the Company, as currently in effect, and the Amended and Restated Bylaws of the Company to be effective prior to, and as a condition of, the closing of the offering.

         4. The terms of options, warrants or rights held by Selling Shareholders covering Shares to be sold by such Selling Shareholders in the Offering, and resolutions of the Board of Directors of the Company authorizing such options, warrants or rights and the issuance of Shares pursuant thereto.


         5. Minutes and/or resolutions of the Board of Directors of the Company certified by the Secretary of the Company as then being complete, accurate and then in effect.



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Board of Directors
o2wireless Solutions, Inc.
August 9, 2000
Page 2


         6. Such other documents or instruments as we have deemed necessary to the opinions expressed herein.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of certifications of public officials, governmental agencies and departments, and corporate officials which we have examined. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Georgia Business Corporation Code. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

         Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been legally authorized and, when issued and sold in the Offering in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable.

         This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and, except as set forth in the following paragraph, is not to be quoted in whole or in part or otherwise be referred to, or filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder.

                               Very truly yours,

                               SMITH, GAMBRELL & RUSSELL, LLP



                               By:    /s/ Terry F. Schwartz
                                  -------------------------
                                  Terry F. Schwartz